                                                                   EXHIBIT 23(A)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS
NBD BANK


As independent public accountants, we hereby consent to the use of our report dated March 14, 1997 (and to all references to our Firm) included in or made a part of this Post-Effective Amendment No. 30 to Registration Statement No. 2-33339 of NBD Bank.


ARTHUR ANDERSEN LLP

Detroit, Michigan

March 27, 1997